SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 2, 2005
(Date of earliest event reported)

GOLD BANC CORPORATION, INC.

(Exact name of registrant as specified in its charter)

Kansas	0-28936	48-1008593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11301 Nall Avenue, Leawood, Kansas	66211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 451-8050

Item 8.01         Other Events

On August 24, 2005, Gold Banc Corporation, Inc., completed the authorized repurchase of $32.0 million of its outstanding common stock. The board of directors authorized an initial repurchase in the amount of $12.0 million on October 21, 2004 and an additional amount of $20.0 million on April 18, 2005. A total of 2,234,339 shares were repurchased between January 27, 2005 and August 24, 2005 at a total cost of $32.0 million. The average price paid per share was $14.32.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this to be signed on its behalf by the undersigned, hereunto duly authorized.

GOLD BANC CORPORATION, INC.

Dated: September 2, 2005	By:	/s/ Richard J. Tremblay
Richard J. Tremblay Chief Financial Officer